EX-21.1

                              LIST OF SUBSIDIARIES


Corporation                                                                State

Memorial Service Life Insurance Company                                    Texas
New Life Insurance Company
     (formerly known as Lincoln Memorial Life
      Insurance Company)                                                   Texas
Lincoln Memorial Life Insurance Company
     (formerly known as World Service Life
      Insurance Company of America)                                        Texas
Wise & Associates, Inc.                                                 Missouri